Exhibit 10.1

EXECUTION COPY

SUPPORT AGREEMENT
THIS SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of June 3, 2013 by and between salesforce.com, inc., a Delaware corporation (“Parent”), and the undersigned stockholder(s) (“Stockholder”) of ExactTarget, Inc., a Delaware corporation (the “Company”).
W I T N E S S E T H:
WHEREAS, Parent, Excalibur Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Acquisition Agreement of even date herewith (as it may be amended from time to time, the “Acquisition Agreement”), pursuant to which, among other things, Merger Sub will commence a tender offer (the “Offer”) for each of the issued and outstanding shares of common stock of the Company for thirty-three and 75/100 Dollars ($33.75) in cash per share (the “Offer Price”), following completion of Offer, Merger Sub will be merged with and into the Company (the “Merger”) as a result of which all the then-outstanding shares of capital stock of the Company not tendered in the Offer will be canceled and converted into the right to receive cash in an amount equal to the Offer Price, and the Company will thereupon become a wholly owned subsidiary of Parent.
WHEREAS, as of the date hereof, Stockholder is the Beneficial Owner (as defined below) of the Company Securities set forth on the signature page of this Agreement.
WHEREAS, in consideration of the execution of the Acquisition Agreement by Parent, as required by Parent, Stockholder (in Stockholder’s capacity as a stockholder of the Company) is hereby agreeing to tender and vote the Shares (as defined below) in accordance with the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
AGREEMENT
1.Certain Definitions.
(a)    All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Acquisition Agreement.
(b)    For all purposes of and under this Agreement, the following terms shall have the following respective meanings:
“Beneficial Ownership” (and words of correlative meaning) shall mean “beneficial ownership” within the meaning of Rule 13d-3 promulgated under the Exchange Act. A “Beneficial Owner” is a Person that has Beneficial Ownership of any securities.

“Company Securities” shall mean shares of Company capital stock and all rights to purchase or otherwise acquire any shares of Company capital stock, including Company options and/or warrants to purchase shares of Company capital stock.
“Expiration Date” shall mean the earlier of (i) the Effective Time and (ii) such date and time as the Acquisition Agreement shall have been validly terminated pursuant to the terms thereof.
“Person” shall mean any individual, corporation, limited liability company, general or limited partnership, trust, unincorporated association or other entity of any kind or nature, or any governmental authority.
“Shares” shall mean (i) all Company Securities Beneficially Owned by Stockholder as of the date hereof, and (ii) all additional Company Securities, including any shares of Company Capital Stock issuable upon the exercise of any options and/or warrants and/or other rights to purchase Company capital stock, of which Stockholder acquires Beneficial Ownership during the period from the date of this Agreement through the Expiration Date (including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares and the like).
“Transfer” shall mean any direct or indirect (i) sale, transfer, assignment, hypothecation, pledge, encumbrance, granting of an option with respect to (or otherwise enters into a hedging arrangement with respect to), tender or other disposition (by merger, by testamentary disposition, by operation of law or otherwise) of, such Share or any interest in such Share, (ii) deposit of any Share into a voting trust or entry into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (iii) agreement or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clause (i) or (ii).
2.Transfer Restrictions.
(a)    Transfer Restrictions. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, the Stockholder shall not Transfer (or cause or permit the Transfer of) any of the Shares, or enter into any agreement relating thereto, except (i) by selling already-owned Shares either to pay the exercise price upon the exercise of a Company Stock Option or to satisfy the Stockholder’s tax withholding obligation upon the exercise of a Company Stock Option, in each case as permitted by any Company Employee Plan, (ii) transferring Shares to Affiliates, immediate family members, a trust established for the benefit of Stockholder and/or for the benefit of one or more members of Stockholder’s immediate family or charitable organizations or upon the death of the Stockholder, provided that, as a condition to such Transfer, the recipient agrees to be bound by this Agreement and delivers a Proxy (as defined below) in the form attached hereto as Exhibit A, or (iii) with Parent’s prior written consent and in Parent’s sole discretion. Any Transfer, or purported Transfer, of Shares in breach or violation of this Agreement shall be void and of no force or effect, other than a Transfer to Merger Sub (or Parent on Merger Sub’s behalf) pursuant to the Offer.
(b)    Transfer of Voting Rights. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, Stockholder shall not deposit, or permit the deposit of, any Shares in a voting trust, grant any proxy in respect of the Shares held by Stockholder, or enter into any voting or similar Contract in contravention of the obligations of such Stockholder under this Agreement with respect to any of the Shares.
3.Tender Agreements.
(a)    Agreement to Tender Shares in Offer. At least five (5) Business Days prior to the initial expiration date of the Offer, Stockholder shall take all action necessary to properly and validly tender all Shares in the Offer, including, without limitation, by deliver to the depositary designated in the Offer, certificates representing the Shares and all other documents or instruments required to be delivered pursuant to the terms of the Offer, and instructing such Stockholder’s broker or such other person who is the holder of record of any Shares to tender such Shares for exchange in the Offer pursuant to the terms and conditions of the Offer. Upon tendering any Shares in the Offer pursuant to the preceding sentence, Stockholder shall not withdraw any such Shares from the Offer. The terms of this Section 3(a) shall automatically terminate, without any action on the part of Parent, Merger Sub or Stockholder, in the event that the Company Board shall validly effect a Company Board Recommendation Change pursuant to and in accordance with the terms of Section 6.2 of the Acquisition Agreement.
(b)    Agreement Not to Tender Shares in Competing Offer. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, Stockholder shall not tender the Shares into any tender or exchange offer commenced by a Person other than Parent, Merger Sub or any other Subsidiary of Parent.
4.Voting Agreement.
(a)    At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, at every meeting of the Company Stockholders called, and at every adjournment, postponement or recess thereof, and on every action or approval by written consent of the Company Stockholders, in each case to the extent any of the transactions, actions or proposals contemplated by clauses (a)(i) through (iii) below are or will be considered, Stockholder (in Stockholder’s capacity as a Company Stockholder and/or holder of options to purchase shares of Company Capital Stock and/or holder of warrants to purchase shares of Company Capital Stock) shall, or shall cause the holder of record on any applicable record date to, vote the Shares:
(i)in favor of the adoption of the Acquisition Agreement (as it may be amended from time to time), and in favor of each of the other transactions contemplated by the Acquisition Agreement;

(ii)against approval of any proposal made in opposition to, or in competition with, consummation of the Offer, the Merger or any other transactions contemplated by the Acquisition Agreement; and
(iii)against any of the following actions (other than those actions that relate to the Offer, the Merger and any other transactions contemplated by the Acquisition Agreement): (A) any merger, consolidation, business combination, sale of assets, or reorganization of the Company or any of its Subsidiaries, (B) any sale, lease or transfer of any significant part of the assets of the Company or any of its Subsidiaries, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its Subsidiaries, (D) any material change in the capitalization of the Company or any of its Subsidiaries, or the corporate structure of the Company or any of its Subsidiaries, or (E) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Offer, the Merger or any other transaction contemplated by the Acquisition Agreement.
(b)    At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, in the event that a meeting of the Company Stockholders is held at which any of the transactions, actions or proposals contemplated by clauses (a)(i) through (iii) above are or will be considered,, Stockholder shall, or shall cause the holder of record on any applicable record date to, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum.
(c)    At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, Stockholder shall not enter into any Contract with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 4.
(d)    Concurrently with the execution of this Agreement, Stockholder shall deliver to Parent a proxy with respect to the Shares in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable to the fullest extent permissible by applicable Legal Requirements.
5.Agreement Not to Exercise Appraisal Rights. Stockholder shall not exercise any rights (including under Section 262 of the Delaware General Corporation Law) to demand appraisal of any Shares that may arise with respect to the Merger.
6.Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement (including, for the avoidance of doubt, Section 10) shall (or require Stockholder to attempt to) limit or restrict Stockholder (or any designee or other person who is a director or an officeholder of the Company (including, as applicable, any officeholder or director of the Company who is a partner, officer, employee or affiliate of the Stockholder)) from acting in his or her capacity as a director or officer of the Company, if applicable, or voting in such Person’s sole discretion on any matter (it being understood that this Agreement shall apply to Stockholder solely in Stockholder’s capacity as a Company Stockholder and/or holder of options to purchase shares of Company Capital Stock and/or holder of warrants to purchase shares of Company Capital Stock), including, for the avoidance of doubt, taking any action permitted by Section 6.1 of the Acquisition Agreement, and none of such actions in such capacity shall be deemed to constitute a breach of this Agreement.

7.No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to Stockholder, and Parent and Merger Sub shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct Stockholder in the voting of any of the Shares, except as otherwise provided herein.
8.Representations and Warranties of Stockholder. Stockholder hereby represents and warrants (in Stockholder’s capacity as a Company Stockholder and/or holder of options to purchase shares of Company Capital Stock and/or holder of warrants to purchase shares of Company Capital Stock) to Parent that:
(a)    Authority; Binding Agreement. Stockholder has full power and authority to execute and deliver this Agreement and the Proxy, to perform Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Stockholder of this Agreement, the performance by Stockholder of Stockholder’s obligations hereunder and the consummation by Stockholder of the transactions contemplated hereby have been duly and validly authorized by Stockholder and no other actions or proceedings on the part of Stockholder are necessary to authorize the execution and delivery by Stockholder of this Agreement or the Proxy, the performance by Stockholder of Stockholder’s obligations hereunder or thereunder or the consummation by Stockholder of the transactions contemplated hereby or thereby. This Agreement and the Proxy have been duly executed and delivered by Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Parent, constitute a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with their terms except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.
(b)    No Conflicts. Except for filings that may be required under the Exchange Act and the HSR Act, and any applicable foreign antitrust, competition or merger control laws and regulations, and assuming all notifications, filings, registrations, permits, authorizations, consents or approvals to be obtained or made by the Company, Parent or Merger Sub in connection with the Transactions are obtained or made, no filing with, and no permit, authorization, consent, or approval of, any Governmental Entity is necessary for the execution by Stockholder of this Agreement and the Proxy, the performance by Stockholder of Stockholder’s obligations hereunder and thereunder and the consummation by Stockholder of the transactions contemplated hereby and thereby, other than filings with the SEC pursuant to the Exchange Act. Assuming all notifications, filings, registrations, permits, authorizations, consents or approvals to be obtained or made by the Company, Parent or Merger Sub in connection with the Transactions are obtained or made, none of the execution and delivery by Stockholder of this Agreement or the Proxy, the performance by Stockholder of its obligations hereunder or thereunder or the consummation by Stockholder of the transactions contemplated hereby or thereby will (i) conflict with or result in any breach of any organizational documents applicable to Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any Contract or obligation of any kind to which Stockholder is a party or by which Stockholder or any of Stockholder’s properties or assets may be bound, or (iii) violate any Legal Requirements applicable to Stockholder or any of Stockholder’s properties or assets.
(c)    Ownership of Shares. As of the date of this Agreement, Stockholder (i) is the Beneficial Owner of the Company Securities as indicated on the signature page to this Agreement, all of which are free and clear of any Liens, (except any Liens arising under securities Legal Requirements or arising hereunder), and (ii) does not own, beneficially or otherwise, any Company Securities other than the Company Securities indicated on the signature page to this Agreement.
(d)    Voting Power. Stockholder has or will have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth herein, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. Notwithstanding anything in this Agreement to the contrary, nothing herein shall require Stockholder to exercise any option and/or warrant and/or other rights to purchase shares of Company Capital Stock (including Company Options).
(e)    No Finder’s Fees. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with the transactions contemplated by the Acquisition Agreement or this Agreement based upon arrangements made by or on behalf of Stockholder.
(f)    Reliance by Parent. Stockholder understands and acknowledges that Parent is entering into the Acquisition Agreement in reliance upon Stockholder’s execution and delivery of this Agreement.
9.Certain Restrictions. Stockholder shall not, directly or indirectly, take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect.
10.No Solicitation.
(a)        Stockholder (in Stockholder’s capacity as such) shall not, and shall not authorize or permit any of Stockholder’s (to the extent applicable) directors, officers or other employees, controlled affiliates, or any investment banker, attorney or other advisor or representative retained by Stockholder (collectively, “Representatives”) to, directly or indirectly, (i) solicit, initiate, or knowingly encourage, facilitate or knowingly induce the making, submission or announcement of, an Acquisition Proposal, (ii) furnish to any Person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) any non-public information relating to the Company or any of its Subsidiaries, or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to any Person (other than Parent, Merger Sub or any designees of Parent or Merger Sub), an Acquisition Proposal, (iii) participate or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal, (iv) approve, endorse or recommend an Acquisition Proposal, (v) execute or enter into any letter of intent, memorandum of understanding or Contract contemplating or otherwise relating to an Acquisition Transaction.

(b)        Stockholder shall immediately cease any and all existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal or Acquisition Transaction. From and after the date hereof until the Expiration Date, Shareholder shall as promptly as practicable (and in any event within 24 hours) (i) notify Parent of (x) any Acquisition Proposal it receives in its capacity as a stockholder of the Company, (y) any request it receives in its capacity as a stockholder of the Company for non-public information relating to the Company or its Subsidiaries that could lead to an Acquisition Proposal or an Acquisition Transaction, and (z) any inquiry it receives in its capacity as a stockholder of the Company that could lead to an Acquisition Proposal, (ii) if such Acquisition Proposal, request or inquiry is in writing, deliver to Parent a copy of such Acquisition Proposal, request or inquiry and any related draft agreements and other written material setting forth the terms and conditions of such Acquisition Proposal, and (iii) if such Acquisition Proposal, request or inquiry is oral, provide to Parent a detailed summary thereof. Stockholder shall keep Parent reasonably informed on a prompt and timely basis of the status and material details of any such Acquisition Proposal or Acquisition Transaction and with respect to any material change to the terms of any such Acquisition Proposal or Acquisition Transaction within 24 hours of any such material change.
(c)        Without limiting the generality of the foregoing, Stockholder acknowledges and hereby agrees that any violation of the restrictions set forth in this Section 10 by Stockholder or any of Stockholder’s Representatives shall be deemed to be a breach of this Section 10 by Stockholder. Stockholder shall not enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to an Acquisition Proposal unless and until this Agreement is terminated pursuant to its terms.
11.Disclosure. Subject to reasonable prior notice and approval (which shall not be unreasonably withheld or delayed), Stockholder shall permit and hereby authorizes Parent to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent reasonably determines to be necessary or desirable in connection with the Offer, the Merger and any transactions related to thereto, Stockholder’s identity and ownership of Shares and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement.
12.Consents and Waivers. Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any Contracts to which Stockholder is a party or pursuant to any rights Stockholder may have.
13.Further Assurances. Subject to the terms and conditions of this Agreement, Stockholder shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill Stockholder’s obligations under this Agreement.
14.Acquisition Agreement. Stockholder hereby acknowledges receipt of, and has had an opportunity to read and understand, the Acquisition Agreement (including exhibits and schedules thereto).

15.Termination. Except for the terms of Section 3(a) (which shall terminate in accordance with the terms of Section 3(a)), this Agreement and the Proxy shall terminate and shall have no further force or effect as of the earliest of (a) the Expiration Date and (b) the entry without the prior written consent of Stockholder into any amendment or modification to the Acquisition Agreement or any waiver of any of the Company’s rights under the Acquisition Agreement, in each case, that results in (i) a decrease in the Offer Price or Merger Consideration (each as defined in the Acquisition Agreement on the date hereof) or (ii) a change in the form of consideration to be paid in the Offer or in the form of Merger Consideration. Notwithstanding the foregoing, nothing set forth in this Section 15 or elsewhere in this Agreement shall relieve either party hereto from any liability, or otherwise limit the liability of either party hereto, for any breach of this Agreement occurring prior to the termination hereof.
16.Miscellaneous.
(a)    Certain Interpretations.
(i)    The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.
(ii)    Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”
(iii)    The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
(b)    Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties hereto in respect of the subject matter hereof, and supersede all prior negotiations, agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.
(c)    No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.
(d)    Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
(e)    Assignment. No party may assign either this Agreement or any of such party’s rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
(f)    Amendment; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance with any of the terms or conditions of this Agreement. The failure of either party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other party with such party’s obligation under this Agreement, and any custom or practice of the parties at variance with the terms of this Agreement, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.
(g)    Specific Performance. The parties hereto acknowledge that Parent shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.
(h)    Other Remedies.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.
(i)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):
If to Parent to:
salesforce.com, inc.
The Landmark @ One Market, Suite 300
San Francisco, California 94105
Attention: Burke Norton
Telecopy No.: (415) 901-8437
with copies (which shall not constitute notice) to:
Wilson Sonsini Goodrich & Rosati
Professional Corporation
One Market Plaza
Spear Tower, Suite 3300

San Francisco, California 94105
Attention: Marty Korman and Mike Ringler
Telecopy: (415) 947-2099
If to Stockholder to:

To the address for notice set forth on the signature page hereto.

with a copy (which shall not constitute notice) to:

[____________________]
Attention:
Telecopy:
with a copy to (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
1050 Connecticut Avenue, N.W.
Washington, DC 20036-5306
Attention: Howard B. Adler and Christopher D. Dillon
Telecopy: (202) 530-9526
(j)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.
(k)    Consent to Jurisdiction. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any state court located within New Castle County, State of Delaware in connection with any matter based upon or arising out of this Agreement or the transactions contemplated hereby, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and process. Each party hereto hereby agrees not to commence any legal proceedings relating to or arising out of this Agreement or the transactions contemplated hereby (including the Offer and the Merger) in any jurisdiction or courts other than as provided herein.
(l)    WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.
(m)    Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the expenses, whether or not the Offer and the Merger are consummated.

(n)    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed to be effective as of the date first above written.
SALESFORCE.COM, INC.        STOCKHOLDER:
____________________________________
(Name of Entity, if an entity)

By:            By:
Name:        Name:

Title:	Title:
Address:

Facsimile:

Shares that are Beneficially Owned:

_________________ shares of Company Common Stock
_________________ shares of Company Common Stock issuable upon exercise of outstanding options or warrants or other rights to purchase Company Common Stock

(SIGNATURE PAGE TO SUPPORT AGREEMENT)

EXHIBIT A

IRREVOCABLE PROXY
The undersigned stockholder (“Stockholder”) of ExactTarget, Inc., a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints Burke Norton and Graham Smith of salesforce.com, inc., a Delaware Corporation (“Parent”), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and re-substitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable to Stockholder on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Irrevocable Proxy until the Expiration Date (as defined below). Upon Stockholder’s execution of this Irrevocable Proxy, any and all prior proxies given by Stockholder with respect to any Shares are hereby revoked and Stockholder agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.
This Irrevocable Proxy is irrevocable to the fullest extent permitted by law, is coupled with an interest and is granted pursuant to that certain Support Agreement of even date herewith by and between Parent and Stockholder (the “Support Agreement”), and is granted in consideration of Parent entering into that certain Acquisition Agreement of even date herewith (the “Acquisition Agreement”), among Parent, Excalibur Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company. The Acquisition Agreement provides for, among other things, (i) an offer by Merger Sub (the “Offer”) to pay thirty-three and 75/100 Dollars ($33.75) in cash (the “Offer Price”) for each of the issued and outstanding shares of capital stock of the Company and (ii) the merger of Merger Sub with and into the Company, pursuant to which all then outstanding shares of capital stock of the Company will be cancelled and converted into the right to receive an amount in cash equal to the Offer Price.
As used herein, the term “Expiration Date” shall mean such date and time as the Acquisition Agreement shall have been terminated pursuant to and in accordance with the terms thereof.
The attorneys and proxies named above, and each of them, are hereby authorized and empowered by Stockholder, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of Stockholder with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of the Company at which any of the transactions, actions or proposals contemplated by clauses (a)(i) through (iii) of Section 4 of the Support Agreement are or will be considered and in every written consent in lieu of such meeting: (i) in favor of the adoption of the Acquisition Agreement, and in favor of each of the other actions contemplated by the Acquisition Agreement; (ii) against approval of any proposal made in opposition to, or in competition with, consummation of the Offer, the Merger or any other transactions contemplated by the Acquisition Agreement; and (iii) against any of the following actions (other than those actions that relate to the Offer, the Merger and any other transactions contemplated by the Acquisition Agreement): (A) any merger, consolidation, business combination, sale of assets, or reorganization of the Company or any of its subsidiaries, (B) any sale, lease or transfer of any significant part of the assets of the Company or any if its subsidiaries, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its subsidiaries, (D) any material change in the capitalization of the Company or any of its subsidiaries, or the corporate structure of the Company or any of its subsidiaries, or (E) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Offer, the Merger or any other transactions contemplated by the Acquisition Agreement.
The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided herein. Stockholder may vote the Shares on all other matters.
Any obligation of Stockholder hereunder shall be binding upon the successors and assigns of Stockholder.
This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the termination of the Support Agreement.
Dated: June 3, 2013    STOCKHOLDER:
____________________________________
(Name of Entity, if an entity)

By:
Name:
Title:

(SIGNATURE PAGE TO IRREVOCABLE PROXY)